UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 13, 2014, Questcor Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Asarpota Amendment”) to the severance agreement with Rajesh Asarpota, the Company’s Senior Vice President, Chief Financial Officer. Under the Asarpota Amendment, if the proposed merger with Mallinckrodt plc and Quincy Merger Sub, Inc. is consummated and an excise tax is imposed on Mr. Asarpota as a result of any compensation or benefits provided to Mr. Asarpota in connection with the consummation of the proposed merger, the Company will pay or reimburse Mr. Asarpota an amount equal to such excise tax plus any taxes resulting from such payment or reimbursement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014

QUESTCOR PHARMACEUTICALS, INC.

By	/s/ Michael H. Mulroy
Michael H. Mulroy
Executive Vice President, Strategic Affairs and General Counsel